Exhibit 10.5

EXECUTION VERSION

FOURTH AMENDMENT TO CREDIT AGREEMENT

FOURTH AMENDMENT TO CREDIT AGREEMENT, dated as of August 9, 2012 (this “Fourth Amendment”), among TRINSEO MATERIALS OPERATING S.C.A. (formerly known as STYRON S.A R.L. and TRINSEO MATERIALS OPERATING S.A R.L.), a partnership limited by shares (société en commandite par actions) organized under the laws of Luxembourg (the “Borrower”), the Guarantors, DEUTSCHE BANK AG NEW YORK BRANCH (“DBNY”), as administrative agent (in such capacity, the “Administrative Agent”) and each Lender (as defined below) party hereto.

W I T N E S S E T H:

WHEREAS, the Borrower, the Administrative Agent, the Guarantors party thereto from time to time and each lender from time to time party thereto (the “Lenders”) have entered into a Credit Agreement, dated as of June 17, 2010 (as amended by that certain First Amendment dated as of February 2, 2011, that certain Second Amendment dated as of July 28, 2011 (the “Second Amendment”) and that certain Third Amendment dated as of February 13, 2012, the “Credit Agreement”) (capitalized terms not otherwise defined in this Fourth Amendment have the same meanings as specified in the Credit Agreement);

WHEREAS, subject to the terms and conditions of this Fourth Amendment, the Borrower desires to amend the Credit Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and receipt of all of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Restatement of Second Amendment to Credit Agreement. The Loan Parties and the Lenders hereby agree and acknowledge that the conditions precedent set forth in Sections 5 and 6, respectively, of the Second Amendment were not satisfied and, therefore, none of (i) the Incremental Revolving Credit Commitment Upsize Amendment (as defined in the Second Amendment and set forth in Section 2 thereof) or (ii) the Revolving Commitment Increase Amendment (as defined in the Second Amendment and set forth in Section 3 thereof) (including, without limitation, the provisions of Section 3 of the Second Amendment pursuant to which each Revolving Commitment Increase Lender (as defined in the Second Amendment) purported to make a Revolving Commitment Increase (as defined in the Second Amendment) in the amount set forth opposite such Revolving Commitment Increase Lender’s name on Schedule 1 to the Second Amendment), were ever effective, and such provisions are null and void and henceforth shall have no effect, as if the Second Amendment was never entered into. In furtherance of the forgoing, the Borrower and the Lenders hereby agree to restate the Second Amendment as set forth in Annex A hereto.

SECTION 2. Amendments to Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 3 hereof the Loan Parties and the Lenders hereby agree to amend the Credit Agreement as follows:

(a) Amendments to Section 1.01 (Defined Terms).

(i) Section 1.01 of the Credit Agreement is hereby amended by adding in the appropriate alphabetical order the following new definitions:

“Consolidated Total Senior Secured Indebtedness” means, as of any date of determination, the aggregate principal amount of Indebtedness of Holdings and its Restricted Subsidiaries that are consolidated entities of Holdings in accordance with GAAP outstanding on such date, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transactions or any Permitted Acquisition), consisting of Indebtedness for borrowed money, Attributable Indebtedness, and debt obligations evidenced by promissory notes or similar instruments (in each case, other than (i) any portion thereof that is unsecured or that is secured by a Lien on any assets of Holdings or any of its Restricted Subsidiaries that is expressly subordinated to the Liens granted under the Collateral Documents to the Collateral Agent for the benefit of the Secured Parties in all respects and (ii) Indebtedness of the Securitization Subsidiaries); provided that (i) Consolidated Total Senior Secured Indebtedness shall not include Indebtedness in respect of letters of credit, except to the extent of unreimbursed amounts thereunder; provided that any unreimbursed amount under commercial letters of credit shall not be included as Consolidated Total Senior Secured Indebtedness until three (3) Business Days after such amount is drawn, (ii) obligations under Swap Contracts entered into for non-speculative purposes shall not constitute Consolidated Total Senior Secured Indebtedness and (iii) the aggregate principal amount of the Revolving Credit Facility during any relevant period shall be calculated based on the daily average outstanding amount of the Revolving Credit Loans and the Swing Line Loans during such period.

“Fourth Amendment” means the Fourth Amendment to this Agreement, dated as of August 9, 2012, among the Borrower, the other Loan Parties, the Administrative Agent and the Lenders party thereto.

“Fourth Amendment Effective Date” means the first date on which all the conditions precedent in Section 3 of the Fourth Amendment are satisfied or waived in accordance with Section 3 of the Fourth Amendment.

“Fourth Amendment Notes” means senior notes of the Borrower and Trinseo Materials Finance which notes (i) are unsecured obligations of the Borrower and Trinseo Materials Finance or are secured by only assets comprising Collateral on a second lien basis relative to the Liens on such Collateral securing the Obligations of the Loan Parties, and not secured by any property or assets of any Loan Party other than the Collateral, (ii) are issued pursuant to one or more issuances of notes in an aggregate principal amount not greater than $350,000,000 and 100% of the Net Proceeds therefrom are used to repay Term Loans, (iii) are designated “Fourth Amendment Notes” by the Borrower in writing to the Administrative Agent at the time of issuance thereof and (iv) satisfy the requirements set forth in the definition of “Permitted Refinancing Notes” hereunder (other than clauses (iv) and (viii) thereof), as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. For purposes of the foregoing clause (iv), the requirements set forth in the definition of “Permitted Refinancing Notes” shall apply to Trinseo Materials Finance to the same extent that such requirements apply to the Borrower.

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“Fourth Amendment Notes Documents” means, on or after the execution and delivery thereof, each indenture, agreement, document or instrument reliant to the incurrence of Fourth Amendment Notes, in each case, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Fourth Amendment Repayment Contribution” means, collectively, a cash contribution made on the Fourth Amendment Effective Date to the common equity of the Borrower or the repayment of intercompany Indebtedness owed by a parent of the Borrower to the Borrower in an aggregate amount not less than $140,000,000, 100% of the proceeds of which are used by the Borrower to repay Term Loans.

“Senior Secured Leverage Ratio” means, on any date of determination during any Test Period, the ratio of (a) Consolidated Total Senior Secured Indebtedness as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period; provided that for purposes of calculating the Senior Secured Leverage Ratio, Consolidated EBITDA shall not include the amount of any Specified Equity Contribution.

“Term Loan Repayment Condition” means the condition that shall be satisfied if following the Fourth Amendment Effective Date and on or prior to the first anniversary of the Fourth Amendment Effective Date the Borrower shall have repaid not less than $260,000,000 in aggregate principal amount of Term Loans from Net Cash Proceeds of the issuance of (x) Fourth Amendment Notes and/or (y) Equity Interests of Holdings in a Qualified IPO (and the proceeds of which shall have been contributed to the capital of the Borrower).

“Trinseo Materials Finance” means Trinseo Materials Finance, Inc., a Delaware corporation, and any successor thereto permitted pursuant to Section 7.04.

(ii) Section 1.01 of the Credit Agreement is hereby further amended by (1) restating clause (a) of the definition of “Applicable Margin” in its entirety as follows:

“(a) (i) prior to the First Amendment Effective Date and the making of the Replacement Term Loan, with respect to Term Loans maintained as (x) Base Rate Loans, 4.75% and (y) LIBO Rate Loans, 5.75%, (ii) on and after the First Amendment Effective Date following the making of the Replacement Term Loans but prior to the Fourth Amendment Effective Date, with respect to Term Loans maintained as (x) Base Rate Loans, 3.50%, and (y) LIBO Rate Loans, 4.50%, and (iii) on and after the Fourth Amendment Effective Date (A) until delivery of financial statements for the first full fiscal quarter commencing on or after the Fourth Amendment Effective Date pursuant to Section 6.01, with respect to Term Loans maintained as (x) Base Rate Loans, 5.50%, and (y) LIBO Rate Loans, 6.50%, and (B) thereafter, the following percentages per annum, based upon the Senior Secured Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

	Senior Secured Leverage Ratio	Applicable Margin for Term Loans
Pricing Level		LIBO Rate	Base Rate

1	<3.25:1.00	5.00%	4.00%
2	>3.25:1.00	6.50%	5.50	%”

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(2) deleting the text “the Total Leverage Ratio” appearing in the third to last paragraph of such definition and inserting in lieu thereof the text “the Senior Secured Leverage Ratio or the Total Leverage Ratio, as applicable,”; and

(3) adding the following new paragraph immediately prior to the last paragraph of such definition:

“Notwithstanding the foregoing but without limitation of the two immediately preceding paragraphs, following the Fourth Amendment Effective Date, the Applicable Margin otherwise applicable pursuant to the preceding paragraph (a), (b) or (c) shall be increased by 1.00% for the period from and including any Applicable Margin Step Up Date to and excluding the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a) following such Applicable Margin Step Up Date, which Compliance Certificate demonstrates that Holdings is in compliance with the covenants set forth in Section 7.11 without giving effect to any Specified Equity Contribution that has been added to Consolidated EBITDA for any fiscal quarter included in the Test Period covered by such Compliance Certificate. The adjustment described in the preceding sentence shall not apply as a result of any Specified Equity Contribution made prior to the Fourth Amendment Effective Date to increase Consolidated EBITDA. For purposes hereof, “Applicable Margin Step Up Date” means (i) each date on which a Specified Equity Contribution is made pursuant to Section 8.05 and (ii) the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a) after any Specified Equity Contribution is made, which Compliance Certificate demonstrates that but for the addition of such Specified Equity Contribution (or any prior Specified Equity Contribution) to Consolidated EBITDA for any fiscal quarter included in the Test Period covered by such Compliance Certificate, Holdings would not be in compliance with the covenants set forth in Section 7.11.”.

(iii) Section 1.01 of the Credit Agreement is hereby further amended by amending the definition of “Consolidated EBITDA” as follows:

(1) restating clause (xii) of such definition in its entirety as follows:

“(xii) proceeds of business interruption insurance (including, without duplication, payments made to Holdings or any of its Restricted Subsidiaries pursuant to the Acquisition Agreement),”;

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(2) adding the following new paragraph immediately prior to the last paragraph of such definition:

“Notwithstanding anything else in the definition of Consolidated EBITDA or the definitions used therein, the realized gain or loss of any currency derivatives that are entered into for the express purpose of reducing the variability of the Company’s non-Dollar denominated Consolidated EBITDA will be included in the calculation of Consolidated EBITDA.”;

(3) deleting the word “and” at the end of clause (ii) of the final paragraph of such definition and inserting in lieu thereof a comma (“,”); and

(4) deleting the period (“.”) at the end of clause (iii) of such paragraph and inserting in lieu thereof the following new text: “and (iv) for any period that includes any of the fiscal quarters ended March 31, 2012, December 31, 2011 or September 30, 2011, Consolidated EBITDA, excluding pro forma adjustments (if any) pursuant to Section 1.10, for such fiscal quarters shall be $143,966,000, $28,637,000 and $68,119,000, respectively.”.

(iv) Section 1.01 of the Credit Agreement is hereby further amended by restating clause (b) and clause (c) of the definition of “Cumulative Credit” in their entirety as follows:

“(b) the cumulative amount of cash and Cash Equivalent proceeds from (i) the sale of Equity Interests of Holdings or of any direct or indirect parent of Holdings after the Closing Date and on or prior to such date (including upon exercise of warrants or options but excluding in connection with any Specified Equity Contribution, the Fourth Amendment Repayment Contribution and any payment made (directly or indirectly) to Holdings or any of its Restricted Subsidiaries pursuant to the Acquisition Agreement), which proceeds have been contributed as common equity to the capital of the Borrower and (ii) the common Equity Interests of Holdings or any direct or indirect parent of Holdings (other than Disqualified Equity Interests of Holdings) issued upon conversion of Indebtedness (other than Indebtedness that is contractually subordinated to the Obligations) of Holdings or any Restricted Subsidiary of Holdings owed to a Person other than a Loan Party or a Restricted Subsidiary of a Loan Party, which proceeds have not been previously applied for a purpose (including, without limitation, to justify Investments pursuant to Section 7.02(t)(iii) or prepayments of any Junior Financing pursuant to Section 7.13(a)(iv)) other than as an increase in Cumulative Credit, plus

(c) 100% of the aggregate amount of contributions (other than (i) any Specified Equity Contribution, (ii) the Fourth Amendment Repayment Contribution or (iii) any other payment made (directly or indirectly) to Holdings or any of its Restricted Subsidiaries pursuant to the Acquisition Agreement) to the common capital of Holdings (other than from a Restricted Subsidiary) received in cash after the Closing Date as long as such contribution has been contributed as common equity to the capital of the Borrower; plus”.

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(v) Section 1.01 of the Credit Agreement is hereby further amended by adding the text “(including, without limitation, the Fourth Amendment Notes Documents)” immediately prior to the period (“.”) at the end of the definition of “Junior Financing Documentation”.

(vi) Section 1.01 of the Credit Agreement is hereby further amended by restating the definition of “Permitted Refinancing” in its entirety as follows:

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal, replacement or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced or extended, except by an amount equal to unpaid accrued interest and premium thereon plus other amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal, replacement or extension and by an amount equal to any existing commitments unutilized thereunder, (b) such modification, refinancing, refunding, renewal, replacement or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (c) at the time thereof, no Event of Default shall have occurred and be continuing, (d) if such Indebtedness is a Junior Financing, to the extent such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal, replacement or extension shall be subordinated in right of payment to the Obligations on terms not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, taken as a whole, (e) to the extent such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is secured by a subordinated Lien on the Collateral, the Lien on the Collateral securing such modification, refinancing, refunding, renewal, replacement or extension shall have a subordinated lien on the Collateral on terms not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, taken as a whole, (f) to the extent such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is unsecured, such modification, refinancing, refunding, renewal, replacement or extension shall be unsecured; provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such subordination or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement in preceding clause (d), (e) or (f), as the case may be, shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable

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description of the basis upon which it disagrees) and (g) such modification, refinancing, refunding, renewal, replacement or extension is incurred by the Person who is the obligor of the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended.”.

(vii) Section 1.01 of the Credit Agreement is hereby further amended by restating clause (iii) of the definition of “Permitted Securitization” as follows:

“(iii) the sum of the Maximum Securitization Facility Sizes for all Securitizations shall not at any time exceed $260,000,000 and”.

(viii) Section 1.01 of the Credit Agreement is hereby further amended by restating the definition of “Second Lien Notes Representative” in its entirety as follows:

“Second Lien Notes Representative” means, with respect to any series of Permitted Refinancing Notes or Fourth Amendment Notes that are secured on a second lien basis, the trustee, administrative agent, collateral agent, security agent, security trustee or similar agent under the indenture, collateral trust agreement or other agreement pursuant to which such Permitted Refinancing Notes or Fourth Amendment Notes are issued, incurred or otherwise obtained and each of their successors in such capacities.”.

(ix) Section 1.01 of the Credit Agreement is hereby further amended by restating the definition of “Second Lien Obligations” in its entirety as follows:

“Second Lien Obligations” means Permitted Refinancing Notes and Fourth Amendment Notes that are intended to have a Lien on the Collateral that ranks junior to the Lien of the Secured Parties securing the Obligations.”.

(b) Amendment to Section 2.05 (Prepayments). Section 2.05(b)(iii) of the Credit Agreement is hereby restated in its entirety as follows:

“(iii) If Holdings or any Restricted Subsidiary incurs or issues (x) any Permitted Refinancing Notes, (y) any Fourth Amendment Notes or (z) any other Indebtedness not described in the preceding clause (x) or (y) after the Closing Date (other than, in the case of this clause (z), Indebtedness not prohibited under Section 7.03), the Borrower shall cause to be prepaid an aggregate principal amount of Term Loans in an amount equal to 100% of all Net Proceeds received therefrom on the date such Net Proceeds are received by Holdings or such Restricted Subsidiary.”.

(c) Amendment to Section 7.01 (Liens). Section 7.01(dd) of the Credit Agreement is hereby restated in its entirety as follows:

“(dd) (i) Liens created under any Permitted Refinancing Notes Documents on Collateral securing Permitted Refinancing Notes that constitute First Lien Obligations permitted to be incurred under Section 7.03(t); provided that holders of such Indebtedness (or the First Lien Notes Representative) and the Collateral Agent shall have executed and delivered a First Lien Intercreditor Agreement and (ii) Liens created

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under (x) any Permitted Refinancing Notes Documents on Collateral securing Permitted Refinancing Notes that constitute Second Lien Obligations permitted to be incurred under Section 7.03(t) or (y) any Fourth Amendment Notes Documents on Collateral securing Fourth Amendment Notes permitted to be incurred under Section 7.03(o); provided that, in the case of the preceding clauses (x) and (y), holders of such Indebtedness (or the respective Second Lien Notes Representative) and the Collateral Agent shall have executed and delivered a Second Lien Intercreditor Agreement;”.

(d) Amendments to Section 7.03 (Indebtedness).

(i) Section 7.03(o) of the Credit Agreement is hereby amended and restated as follows:

“(o) Fourth Amendment Notes of the Borrower and Trinseo Materials Finance incurred under Fourth Amendment Notes Documents so long as (i) all such Indebtedness is incurred in accordance with the requirements of the definition of Permitted Refinancing Notes (other than clauses (iv) and (viii) thereof), (ii) no Default then exists or would result therefrom, (iii) the aggregate principal amount thereof does not at any time exceed $350,000,000 and 100% of the Net Proceeds therefrom shall be used to repay the Loans pursuant to Section 2.05(b)(iii) and (iv) the Borrower shall have furnished to the Administrative Agent a certificate from a Responsible Officer certifying as to compliance with the requirements of the preceding clauses (i), (ii) and (iii);”.

(ii) Section 7.03(t) of the Credit Agreement is hereby amended and restated as follows:

“(t) Permitted Refinancing Notes of the Borrower incurred under Permitted Refinancing Notes Documents so long as (i) all such Indebtedness is incurred in accordance with the requirements of the definition of Permitted Refinancing Notes, (ii) no Default then exists or would result therefrom, (iii) such Permitted Refining Notes are utilized solely to repay Loans and pay out of pocket transaction expenses incurred in connection therewith and the Net Proceeds therefrom shall be used to repay the Loans pursuant to Section 2.05(b)(iii), (iv) calculations are made by the Borrower demonstrating Pro Forma Compliance with the covenants set forth in Section 7.11 and (v) the Borrower shall have furnished to the Administrative Agent a certificate from a Responsible Officer certifying as to compliance with the requirements of preceding clauses (i), (ii), (iii) and (iv) and containing the calculations required by preceding clause (iv) for issuance of all such Indebtedness;”.

(e) Amendment to Section 7.10 (Capital Expenditures). The chart contained in Section 7.10(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

Fiscal Year Ending	Amount

December 31, 2011	$115,000,000

December 31, 2012	$125,000,000

December 31, 2013	$75,000,000

December 31, 2014 and thereafter	$150,000,000

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provided that for the fiscal year of Holdings (if any) in which the Term Loan Repayment Condition is satisfied and each succeeding fiscal year (in each case, taken as one accounting period), the Borrower and its Restricted Subsidiaries may make Capital Expenditures so long as the aggregate amount of all such Capital Expenditures does not exceed in any such fiscal year of Holdings set forth below the amount set forth opposite such fiscal year below:

Fiscal Year Ending	Amount

December 31, 2011	$115,000,000

December 31, 2012	$125,000,000

December 31, 2013	$75,000,000

December 31, 2014 and thereafter	$170,000,000

(f) Amendment to Section 7.11 (Financial Covenants). Section 7.11 of the Credit Agreement is hereby amended and restated in its entirety as follows:

a) Total Leverage Ratio. Holdings shall not permit the Total Leverage Ratio on the last day of any fiscal quarter set forth below to be greater than the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter Ending	Maximum Total Leverage Ratio

June 30, 2012	5.25:1.00

September 30, 2012	5.25:1.00

December 31, 2012	5.25:1.00

March 31, 2013	5.25:1.00

June 30, 2013	5.00:1.00

September 30, 2013	5.00:1.00

December 31, 2013	5.00:1.00

March 31, 2014	3.75:1.00

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Fiscal Quarter Ending	Maximum Total Leverage Ratio

June 30, 2014	3.75:1.00

September 30, 2014	3.75:1.00

December 31, 2014	3.75:1.00

March 31, 2015 and thereafter	3.50:1.00

provided that from and including the last day of the fiscal quarter (if any) in which the Term Loan Repayment Condition is satisfied, Holdings shall not permit the Total Leverage Ratio on the last day of such fiscal quarter and the last day of each succeeding fiscal quarter set forth below to be greater than the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter Ending	Maximum Total Leverage Ratio

June 30, 2012	5.25:1.00

September 30, 2012	5.25:1.00

December 31, 2012	5.25:1.00

March 31, 2013	5.25:1.00

June 30, 2013	5.00:1.00

September 30, 2013	5.00:1.00

December 31, 2013	5.00:1.00

March 31, 2014	4.50:1.00

June 30, 2014	4.50:1.00

September 30, 2014	4.50:1.00

December 31, 2014	4.50:1.00

March 31, 2015 and thereafter	4.25:1.00

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(b)	Interest Coverage Ratio. Holdings shall not permit the Interest Coverage Ratio calculated as of the date of determination set forth below for the Test Period applicable to such date of determination to be less than the ratio set forth below opposite such date of determination:

Date of Determination	Minimum Interest Coverage Ratio

June 30, 2012	2.00:1.00

September 30, 2012	2.00:1.00

December 31, 2012	2.00:1.00

March 31, 2013	2.10:1.00

June 30, 2013	2.10:1.00

September 30, 2013	2.10:1.00

December 31, 2013	2.10:1.00

March 31, 2014 and thereafter	2.75:1.00

provided that from and including the last day of the fiscal quarter (if any) in which the Term Loan Repayment Condition is satisfied, Holdings shall not permit the Interest Coverage Ratio calculated as of the date of determination set forth below for the Test Period applicable to such date of determination to be less than the ratio set forth below opposite such date of determination:

Date of Determination	Minimum Interest Coverage Ratio

June 30, 2012	2.00:1.00

September 30, 2012	2.00:1.00

December 31, 2012	2.00:1.00

March 31, 2013	2.10:1.00

June 30, 2013	2.10:1.00

September 30, 2013	2.10:1.00

December 31, 2013	2.10:1.00

March 31, 2014 and thereafter	2.25:1.00

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(g) Amendment to Section 7.13 (Prepayments, Etc. of Indebtedness). Section 7.13(a) of the Credit Agreement is hereby restated in its entirety as follows:

“ (a) Holdings shall not, nor shall Holdings permit any of its Restricted Subsidiaries to, directly or indirectly, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled interest and AHYDO Payments shall be permitted) (x) any subordinated Indebtedness incurred under Section 7.03(g), (s) or (t), (y) any Fourth Amendment Notes incurred under Section 7.03(o) or (z) any other Indebtedness that is required to be subordinated to the Obligations pursuant to the terms of the Loan Documents (all Indebtedness described under (x), (y) and (z), collectively, “Junior Financing”) or make any payment in violation of any subordination terms of any Junior Financing Documentation, except (i) the refinancing thereof with the Net Proceeds of any Indebtedness (to the extent such Indebtedness constitutes a Permitted Refinancing and, if such Indebtedness was originally incurred under Section 7.03(g), is permitted pursuant to Section 7.03(g)), to the extent not required to prepay any Loans pursuant to Section 2.05(b), (ii) the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) of Holdings or any of its direct or indirect parent companies, (iii) the prepayment of Indebtedness of the Borrower or any Restricted Subsidiary owing to the Borrower or any Restricted Subsidiary to the extent not prohibited by the subordination provisions contained in the Intercompany Note, (iv) the prepayment of Junior Financing from, direct or indirect, contributions by the Investors to the common equity capital of the Borrower received by the Borrower in cash after the Closing Date, (v) prepayments or purchases of Junior Financings with Declined Proceeds to the extent such prepayments or purchases are required pursuant to the Junior Financing Documentation evidencing such Junior Financing and (vi) so long as the Total Leverage Ratio calculated on a Pro Forma Basis is less than or equal to 2.00 to 1.00, in each case after giving effect thereto, repayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity in an aggregate amount not to exceed the Cumulative Credit on such date that the Borrower elects to apply pursuant to this clause (vi), such election to be specified in a written notice of a Responsible Officer of the Borrower calculating in reasonable detail the amount of Cumulative Credit immediately prior to such election and the amount thereof elected to be so applied.”

(h) Amendment to Article VII (Negative Covenants). Article VII of the Credit Agreement is hereby amended by adding the following new Section 7.21 (Covenants with Respect to Trinseo Materials Finance):

“Section 7.21 Covenants with Respect to Trinseo Materials Finance. Notwithstanding anything herein to the contrary, at all times that the Fourth Amendment Notes remain outstanding and Trinseo Materials Finance is a co-issuer or issuer thereof, Trinseo Materials Finance (a) shall be a Restricted Subsidiary hereunder, (b) shall not, at any time, own any assets (including cash, bank accounts or any other property), (c) shall not at any time, establish, create or acquire any Subsidiary or otherwise own the capital stock or any Person, or (d) shall not, without the prior written consent of the Required Lenders, amend, modify or change Article Three or Article Eleven of its certificate of incorporation.”.

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(i) Amendment to Section 9.01 (Administration Agent and Other Agents). Section 9.01 of the Credit Agreement is hereby amended by the insertion of the following sub-section (n) at the end thereof:

“(n) With respect to any Irish Transaction Security:

To the extent that any and/or all rights, interests, benefits and other property comprised in the Irish Transaction Security and the proceeds thereof (the “Trust Property”) is not transferred, charged or granted to the Collateral Agent on trust pursuant to the relevant Loan Documents, the Collateral Agent declares itself trustee of the Trust Property to hold the same on trust for the Secured Parties for the purpose of securing the Obligations on the terms and subject to the conditions set out in the relevant Loan Documents provided that it is hereby agreed that, in relation to any jurisdiction the courts of which would not recognize or give effect to the trusts expressed to be created by this Agreement and any other applicable Loan Document, the relationship of the Secured Parties to the Collateral Agent shall be construed as one of principal and agent.”

(j) Amendment to Section 9.11 (Collateral and Guaranty Matters). Section 9.11(d) of the Credit Agreement is hereby restated in its entirety as follows:

“(d) to enter into the First Lien Intercreditor Agreement and/or a Second Lien Intercreditor Agreement, as the case may be, upon the incurrence of (x) any Permitted Refinancing Notes incurred pursuant to Section 7.03(t) and permitted to be lien secured pursuant to Section 7.01(dd)(i) or (ii) or (y) any Fourth Amendment Notes incurred pursuant to Section 7.03(o) and permitted to be lien secured pursuant to Section 7.01(d)(ii), as applicable; provided that the Borrower shall have provided, and the Administrative Agent and the Collateral Agent shall be entitled to rely upon, an officer’s certificate by a Responsible Officer to the effect that (x) such Permitted Refinancing Notes are permitted to be incurred under Section 7.03(t) and permitted to be secured pursuant to Section 7.01(dd)(i) or (ii) or (y) such Fourth Amendment Notes are permitted to be incurred under Section 7.03(o) and permitted to be secured pursuant to Section 7.01(dd)(ii), as applicable.”.

(k) Amendment to Section 10.07 (Successors and Assigns). Section 10.07(b)(ii)(B) is hereby amended by adding the following text before the first semicolon (“;”) appearing in such Section: “(unless such fee is waived by the Administrative Agent)”.

(l) Amendments to Exhibits. Exhibit D (Compliance Certificate) of the Credit Agreement is hereby amended by replacing such Exhibit with Exhibit A hereto.

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SECTION 3. Conditions of Effectiveness. The amendments set forth in Section 1 and Section 2 shall each become effective on the date when the following conditions shall have been satisfied:

(a) Fourth Amendment: the Administrative Agent shall have received a duly executed signature page to this Fourth Amendment from each of the Loan Parties and Lenders constituting the Required Lenders on the date of effectiveness of the Fourth Amendment;

(b) Contribution to the Borrower and Repayment of Term Loans: the Borrower shall repay not less than $140,000,000 in aggregate principal amount of Term Loans, the entire source of which repayment shall be a contribution to the common equity of the Borrower or the repayment of intercompany Indebtedness owed by a parent of the Borrower to the Borrower, and not less than $90,000,000 of such repayment shall be comprised of the proceeds of an issuance by a parent of the Borrower to the Investors of Qualified Equity Interests, the proceeds of which are contributed to the common equity of the Borrower or used to repay intercompany Indebtedness owed by a parent of the Borrower to the Borrower, such issuance to occur substantially contemporaneously with such repayment;

(c) Fees and Expenses: the Borrower shall have paid in full all fees and reasonable out-of-pocket expenses (i) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of the Second Amendment and this Fourth Amendment required to be paid in connection with the Second Amendment and this Fourth Amendment and (ii) of counsel to the Administrative Agent (including Attorneys Costs of White & Case LLP) in connection with the Second Amendment and this Fourth Amendment, the Credit Agreement and the other Loan Documents, in each case to the extent invoiced on or prior to the Fourth Amendment Effective Date;

(d) Consent Fee: each of the Lenders with outstanding Term Loans and/ or Revolving Credit Commitments that executes this Fourth Amendment shall have received a fee payable to the account of such Lender in an amount equal to 0.50% times the sum of the outstanding principal amount of the Term Loans held by such Lender after giving effect to the repayment thereof contemplated by Section 3(b) above plus the aggregate amount of such Lender’s Revolving Credit Commitment;

(e) Officer’s Certificate: the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower, certifying that the conditions precedent set forth in Section 4.02 of the Credit Agreement have been satisfied on and as of the Fourth Amendment Effective Date;

(f) Legal Opinions: the Administrative Agent shall have received from each of (i) Kirkland & Ellis LLP, New York counsel to the Borrower and (ii) Loyens & Loeff, Luxembourg counsel to the Borrower, an opinion addressed to the Administrative Agent, the Collateral Agent and the Lenders and dated the Fourth Amendment Effective Date, which opinion shall be in form and substance reasonably satisfactory to the Administrative Agent; and

(g) Reaffirmation of Obligations and Loan Documents: the Administrative Agent shall have received a Guarantor Consent and Reaffirmation, substantially in the form attached hereto as Annex B, duly executed and delivered by each Guarantor.

SECTION 4. Representations and Warranties. The Borrower and each of the other Loan Parties represent and warrant as follows as of the date hereof and as of the Fourth Amendment Effective Date:

(a) The execution, delivery and performance by each Loan Party of this Fourth Amendment are within such Loan Party’s corporate or other powers and have been duly authorized by all necessary corporate or other organizational action. Neither the execution, delivery and performance by

14

each Loan Party of this Fourth Amendment will (a) contravene the terms of such Person’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien upon any of the property or assets of the Borrower or any of the Restricted Subsidiaries (other than as permitted by Section 7.01 of the Credit Agreement), or require any payment under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Restricted Subsidiaries or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any applicable material Law, except to the extent that any such breach, contravention or payment (but not the creation of any Lien) referred to in clause (b)(i) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) This Fourth Amendment has been duly executed and delivered by each Loan Party that is a party to the Loan Documents and constitutes a legal, valid and binding obligation of each Loan Party that is a party hereto or thereto, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

(c) Upon the effectiveness of each and all parts of this Fourth Amendment, and both before and immediately after giving effect to each and all parts of this Fourth Amendment, no Default or Event of Default exists.

(d) Each of the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement and each other Loan Document immediately before and after giving effect to each and all parts of this Fourth Amendment is true and correct in all material respects on and as of the date hereof; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they are true and correct in all material respects as of such earlier date.

SECTION 5. Reference to and Effect on the Credit Agreement and the Loan Documents.

(a) On and after the Fourth Amendment Effective Date each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Fourth Amendment.

(b) The Credit Agreement and each of the other Loan Documents, as specifically amended by each and all parts of this Fourth Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case, as amended by this Fourth Amendment.

(c) The execution, delivery and effectiveness of any part of this Fourth Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. On and after the effectiveness of any part of this Fourth Amendment, this Fourth Amendment shall for all purposes constitute a Loan Document.

SECTION 6. Execution in Counterparts. This Fourth Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or electronic transmission of an executed counterpart of a signature page to this Fourth Amendment shall be effective as delivery of an original executed counterpart of this Fourth Amendment.

15

SECTION 7. Governing Law. This Fourth Amendment shall be governed by, and construed in accordance with, the law of the State of New York (without regard to conflict of laws principles other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

[The remainder of this page is intentionally left blank]

16

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

TRINSEO MATERIALS OPERATING S.C.A.,
as the Borrower

a Société en commandite par actions Registered office: 9A rue Gabriel Lippmann L-5365 Munsbach, Luxembourg R.C.S. Luxembourg: B 153.586

By:	/s/ Ailbhe Jennings
	Name:	Ailbhe Jennings
	Title:	Manager

Executed by STYRON AUSTRALIA PTY LTD ACN 141 196 330 in accordance with section 127 of the Corporations Act 2001 (Cth):

/s/ Andre Hugentobler

Signature of sole director

Andre Hugentobler

Full name of sole director

[Signature Page to Fourth Amendment to Credit Agreement]

STYRON BELGIUM BVBA, as a Guarantor

By:	/s/ Frans Kempenaars
	Name:	Frans Kempenaars
	Title:	Director

By:	/s/ FRANS HORDIES
	Name:	FRANS HORDIES
	Title:	Director

[Signature Page to Fourth Amendment to Credit Agreement]

STYRON CANADA ULC, as a Guarantor

By:	/s/ Paul Moyer
	Name:	Paul Moyer
	Title:	President and Secretary

[Signature Page to Fourth Amendment to Credit Agreement]

STYRON FRANCE SAS, as a Guarantor

By:	/s/ Christian Page
	Name:	Christian Page
	Title:	Chairman

[Signature Page to Fourth Amendment to Credit Agreement]

STYRON DEUTSCHLAND GMBB, as a Guarantor

By:	/s/ Ralf Irmert
	Name:	Ralf Irmert
	Title:	Managing Director

[Signature Page to Fourth Amendment to Credit Agreement]

STYRON DEUTSCHLAND ANLAGENGESELLSCHAFT MBH, as a Guarantor

By:	/s/ Hans-Heinrich Neuhaus
	Name:	Hans-Heinrich Neuhaus
	Title:	Managing Director

Director

[Signature Page to Fourth Amendment to Credit Agreement]

IN WITNESS WHEREOF, Styron (Hong Kong) Limited has caused this Fourth Amendment to be duly executed and delivered as a deed, as of the date first above written.

STYRON (HONG KONG) LIMITED

SEALED with the COMMON SEAL of STYRON (HONG KONG) LIMITED and SIGNED by Lee Chung Lok, a director, in the presence of

/s/ Lee Chung Lok
[Signature of Director] Lee Chung Lok Director

/s/ Lau Yuk Mei [Signature of Witness]

Name of Witness:	Lau Yuk Mei

Address of Witness:	40-50 Tsing Yi Road, Tsing Yi Island, Hong Kong

Occupation of Witness:	Administrative Specialist

[Signature Page to Fourth Amendment to Credit Agreement]

IN WITNESS WHEREOF, Styron (Hong Kong) Limited has caused this Fourth Amendment to be duly executed and delivered as a deed, as of the date first above written.

STYRON (HONG KONG) LIMITED

SEALED with the COMMON SEAL of STYRON (HONG KONG) LIMITED and SIGNED by Lin Zhiqiang, a director, in the presence of

/s/ Lin Zhiqiang
[Signature of Director]
Lin Zhiqiang
Director

/s/ Daphne Cheng

[Signature of Witness]

Name of Witness:	Daphne Cheng

Address of Witness:	Rm. 1105 Poly Center, No. 5, LinJiang Avenue. GZ, China

Occupation of Witness:	Office Administrative

[Signature Page to Fourth Amendment to Credit Agreement]

IN WITNESS WHEREOF, Styron Materials Ireland and Styron Investment Holdings Ireland have duly executed, and delivered as a deed, this Fourth Amendment Agreement.

Given under the Common Seal of STYRON MATERIALS IRELAND

Director

Director

Given under the Common Seal of STYRON INVESTMENT HOLDINGS IRELAND

Director

Director

[Signature Page to Fourth Amendment to Credit Agreement]

STYRON ITALIA S.R.L., as a Guarantor

By:	/s/ Fabio Cataldi
	Name:	Fabio Cataldi
	Title:	Managing Director

[Signature Page to Fourth Amendment to Credit Agreement]

TRINSEO S.A., as a Guarantor

a Société anonyme
Registered office: 9A rue Gabriel Lippmann
L-5365 Munsbach, Luxembourg
R.C.S. Luxembourg: B 153.549

By:	/s/ Ailbhe Jennings
	Name:	Ailbhe Jennings
	Title:	Manager

STYRON LUXCO S.À R.L., as a Guarantor

a Société à responsabilité limitée
Registered office: 9A rue Gabriel Lippmann
L-5365 Munsbach, Luxembourg
R.C.S. Luxembourg: B 153.577

By:	/s/ Ailbhe Jennings
	Name:	Ailbhe Jennings
	Title:	Manager

STYRON HOLDINGS S.À R.L., as a Guarantor

a Société à responsabilité limitée
Registered office: 9A rue Gabriel Lippmann
L-5365 Munsbach, Luxembourg
R.C.S. Luxembourg: B 153.582

By:	/s/ Ailbhe Jennings
	Name:	Ailbhe Jennings
	Title:	Manager

TRINSEO MATERIALS S.A R.L., as a Guarantor

a Société à responsabilité limitée
Registered office: 9A rue Gabriel Lippmann
L-5365 Munsbach, Luxembourg
R.C.S. Luxembourg: B 162.639

By:	/s/ Ailbhe Jennings
	Name:	Ailbhe Jennings
	Title:	Manager

STYRON FINANCE LUXEMBOURG S.À R.L., as a Guarantor

a Société à responsabilité limitée
Registered office: 9A rue Gabriel Lippmann
L-2163 Luxembourg, Luxembourg
R.C.S. Luxembourg: B 151.012

By:	/s/ Ailbhe Jennings
	Name:	Ailbhe Jennings
	Title:	Manager

STYRON HOLDING B.V., as a Guarantor

By:	/s/ Frans Kempenaars
	Name:	Frans Kempenaars
	Title:	Director

[Signature Page to Fourth Amendment to Credit Agreement]

STYRON NETHERLANDS B.V., as a Guarantor

By:	/s/ Frans Kempenaars
	Name:	Frans Kempenaars
	Title:	Director

By:	/s/ Rudolf Van Beelen
	Name:	Rudolf Van Beelen
	Title:	Director

[Signature Page to Fourth Amendment to Credit Agreement]

STYRON HOLDINGS ASIA PTE. LTD.

/s/ Jessie Heng Hwee Koon

Jessie Heng Hwee Koon

Director

/s/ Nova E Umbas-Irby

Nova E Umbas-Irby

Director

Address:

3 Killiney Road, #07-08/09 Winsland House I
Singapore 239519

Fax No: +65 6737-1294

Attention:

[Signature Page to Fourth Amendment to Credit Agreement]

STYRON SINGAPORE PTE. LTD.

/s/ Jessie Heng Hwee Koon

Jessie Heng Hwee Koon

Director

/s/ Nova E Umbas-Irby

Nova E Umbas-Irby

Director

Address:

3 Killiney Road, #07-08/09 Winsland House I
Singapore 239519

Fax No: +65 6737-1294

Attention:

[Signature Page to Fourth Amendment to Credit Agreement]

STYRON SPAIN S.L., Sociedad Unipersonal as a Guarantor

By:	/s/ Walter Bosschieter
	Name:	Walter Bosschieter
	Title:	Director

[Signature Page to Fourth Amendment to Credit Agreement]

STYRON SVERIGE AB, as a Guarantor

By:	/s/ Erkki Kesti
	Name:	Erkki Kesti
	Title:	Ordinary Member

[Signature Page to Fourth Amendment to Credit Agreement]

STYRON EUROPE GMBH, as a Guarantor

By:	/s/ Marco Levi
	Name:	Marco Levi
	Title:	Manager

[Signature Page to Fourth Amendment to Credit Agreement]

STYRON UK LIMITED, as a Guarantor

By:	/s/ Marco Levi
	Name:	Marco Levi
	Title:	Director

[Signature Page to Fourth Amendment to Credit Agreement]

STYRON LLC, as a Guarantor

By:	/s/ Christopher D. Pappas
	Name:	Christopher D. Pappas
	Title:	President and Chief Executive Officer

[Signature Page to Fourth Amendment to Credit Agreement]

STYRON US HOLDING, INC., as a Guarantor

By:	/s/ Christopher D. Pappas
	Name:	Christopher D. Pappas
	Title:	President and Chief Executive Officer

[Signature Page to Fourth Amendment to Credit Agreement]

TRINSEO MATERIALS FINANCE, INC., as a Guarantor

By:	/s/ Christopher D. Pappas
	Name:	Christopher D. Pappas
	Title:	President and Chief Executive Officer

[Signature Page to Fourth Amendment to Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH,
Individually and as Administrative Agent

By:	/s/ Marcus M. Tarkington
	Name:	Marcus M. Tarkington
	Title:	Director

By:	/s/ Evelyn Thierry
	Name:	Evelyn Thierry
	Title:	Director

[Signature Page to Fourth Amendment to Credit Agreement]

Exhibit A to

Fourth Amendment to Credit Agreement

Exhibit D

COMPLIANCE CERTIFICATE

[see attached]

EXHIBIT D

[FORM OF]

COMPLIANCE CERTIFICATE

Reference is made to the Credit Agreement dated as of June 17, 2010 (as amended, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among TRINSEO MATERIALS OPERATING S.C.A. (formerly known as STYRON S.A R.L. and TRINSEO MATERIALS OPERATING S.A R.L.), a partnership limited by shares (société en commandite par actions) organized under the laws of Luxembourg (the “Borrower”), the Guarantors party thereto from time to time, the lenders and other parties thereto from time to time and DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent (capitalized terms used herein have the meanings attributed thereto in the Credit Agreement unless otherwise defined herein). Pursuant to Section 6.02(a) of the Credit Agreement, the undersigned, solely in his/her capacity as a Responsible Officer of Holdings, certifies as follows:

1.

[Attached hereto as Exhibit A is the consolidated balance sheet of Holdings and its Subsidiaries as of December 31, 20[    ] and the related consolidated statements of income or operations, stockholders’ equity and cash flows for the fiscal year then ended, [setting forth in each case in comparative form the figures for the previous fiscal year,][1]with accompanying management discussion and analysis, [2]all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of PricewaterhouseCoopers LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion has been prepared in accordance with generally accepted auditing standards and not subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit. Also attached hereto as Exhibit A are the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) (which may be in footnote form only) from such consolidated financial statements.][3]

2.

[Attached hereto as Exhibit A is the consolidated balance sheet of Holdings and its Subsidiaries as of [                    ] and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for such fiscal quarter and the portion of the fiscal year then ended, [setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year,][4] to the extent required by Section 6.01(b) of the Credit Agreement all in reasonable detail. These present fairly in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes. Also attached hereto as Exhibit A are the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) (which may be in footnote form only) from such consolidated financial statements.][5]

[1]	Subject to Section 1.05 of the Credit Agreement
[2]	Such comparative figures and accompanying management discussions and analysis shall not be required to be delivered for the fiscal year ending December 31, 2010.
[3]	To be included if accompanying annual financial statements only.
[4]	Subject to Section 1.05 of the Credit Agreement
[5]	To be included if accompanying quarterly financial statements only.

3.	[Attached as Exhibit B hereto is a detailed consolidated budget for 20[ ] (including a projected consolidated balance sheet of Holdings and its Subsidiaries as of the end of 20[ ], the related consolidated statements of projected cash flow and projected income and a summary of the material underlying assumptions applicable thereto) (collectively, the “Projections”), which Projections are prepared in good faith and are based on the reasonable assumptions at the time of preparation of such Projections it being understood that actual results may vary from such Projections and such variations may be material.][6]

4.	To my knowledge, except as otherwise disclosed to the Administrative Agent pursuant to the Credit Agreement, no Default has occurred. [If unable to provide the foregoing certification, describe in reasonable detail the reasons therefor and circumstances thereof and any action taken or proposed to be taken with respect thereto on Annex A attached hereto.]

5.	[The following represent true and accurate calculations, as of [ ], to be used to determine compliance with the covenants set forth in Section 7.11 of the Credit Agreement:

Total Leverage Ratio:

Consolidated Total Net Debt=	[ ]
Consolidated EBITDA=	[ ]
Actual Ratio=	[ ] to 1.0
Required Ratio=	[ ] to 1.0

Interest Coverage Ratio:

Consolidated EBITDA=	[ ]
Consolidated Interest Expense=	[ ]
Actual Ratio=	[ ] to 1.0
Required Ratio=	[ ] to 1.0

Supporting detail showing the calculation of Total Leverage Ratio and Consolidated Interest Expense is attached hereto as Schedule 1.]7

[6]	To be included only in annual compliance certificate.
[7]	Insert if Section 7.11 is applicable for the reporting period.

6.	The following represent true and accurate calculations, as of [ ], to be used to determine the Applicable Margin for Term Loans following the Fourth Amendment Effective Date:

Senior Secured Leverage Ratio:
Consolidated Total Senior Secured Indebtedness=	[ ]
Consolidated EBITDA excluding the amount of any Specified Equity Contribution =	[ ]
Actual Ratio=	[ ] to 1.0

Supporting detail showing the calculation of Senior Secured Leverage Ratio is attached hereto as Schedule 1.

7.	[Attached hereto as Schedule 2 are detailed calculations setting forth Excess Cash Flow.][8]

8.	[Attached hereto is the information required by Section 6.02(d) of the Credit Agreement.]9][10]

[8]	To be included only in annual compliance certificate.
[9]	Information required by Section 6.02(d)(i) to be included only in annual compliance certificate.
[10]	Items 4-6 may be disclosed in a separate certificate no later than 5 business days after delivery of the financial statements pursuant to Section 6.02(a) of the Credit Agreement.

SCHEDULE 1

(A)	Total Leverage Ratio: Consolidated Total Net Debt to Consolidated EBITDA

(1)	Consolidated Total Net Debt as of [ ], 20[ ]:

	(a)	At any date of determination, the aggregate principal amount of Indebtedness of Holdings, its Restricted Subsidiaries and the Securitization Subsidiaries that are consolidated entities of Holdings in accordance with GAAP outstanding on such date, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transactions or any Permitted Acquisition) consisting of the sum of the following:

		(i)	Indebtedness for borrowed money

		(ii)	Attributable Indebtedness

		(iii)	debt obligations evidenced by promissory notes or similar instruments minus

	(b)	the lesser of (x) the aggregate amount of cash and Cash Equivalents (other than Restricted Cash) included in the consolidated balance sheet of Holdings and its Restricted Subsidiaries in each case, free and clear of Liens at all times, other than non consensual Liens pursuant by Section 7.01 as of such date and (y) the sum of (i) $75,000,000 (for purposes of clauses (x) and (y) to the extent such cash or Cash Equivalents is held in a deposit account or securities account subject to the Administrative Agent’s control (within the meaning of Section 8–106(d) or 9–104, as applicable, of the UCC), or in a deposit account or securities account from which deposits are swept into such a controlled account at least once per week) and (ii) the aggregate principal amount of outstanding Indebtedness of each Securitization Subsidiary that is a consolidated entity of Holdings in accordance with GAAP under all Permitted Securitizations on such date,

Consolidated Total Net Debt shall not include Indebtedness in respect of letters of credit, except to the extent of unreimbursed amounts thereunder; provided that any unreimbursed amount under commercial letters of credit shall not be included as Consolidated Total Net Debt until three (3) Business Days after such amount is drawn, (ii) obligations under Swap Contracts entered into for non-speculative purposes shall not constitute Consolidated Total Net Debt and (iii) the aggregate principal amount of the

Revolving Credit Facility during any relevant period shall be calculated based on the daily average outstanding amount of the Revolving Credit Loans and the Swing Line Loans during such period.

Consolidated Total Net Debt

(2)	Consolidated EBITDA:

	(a)	Consolidated Net Income:

		(i)	the net income (loss) of Holdings in accordance with GAAP; the Restricted Subsidiaries and the Securitization Subsidiaries that are consolidated entities of Holdings for such period determined on a consolidated basis in accordance with GAAP (which shall be determined with respect to any period ending on or prior to the Closing Date in accordance with Section 1.05(b)), excluding, without duplication:

			(A)	after-tax effect of non-recurring or extraordinary items (including gains or losses and all fees and expenses relating thereto) for such period,

			(B)	the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income,

			(C)	any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case for any such fee, expense or cost whether or not successful (including, for the avoidance of doubt the effects of expensing all transaction related expenses in accordance with Financial Accounting Standards No. 141(R) and gains or losses associated with FASB Interpretation No. 45),

			(D)	accruals and reserves that are established or adjusted within twelve months after the Closing Date that are so required to be established as a result of the Transactions in accordance with

GAAP or changes as a result of adoption or modification of accounting policies in accordance with GAAP,

(E)	any net after-tax gains or losses from abandoned, disposed of or discontinued operations,

(F)	any net after-tax effect of gains or losses (less all fees, expenses and charges) attributable to asset dispositions or the sale or other disposition of any Equity Interests of any Person in each case other than in the ordinary course of business, as determined in good faith by Holdings,

(G)	the net income (loss) for such period of any Person that is not a Subsidiary of Holdings, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting; provided that Consolidated Net Income of Holdings shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents (or to the extent subsequently converted into cash or Cash Equivalents) to Holdings or a Restricted Subsidiary thereof in respect of such period,

(H)	any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP,

(I)	any non-cash compensation charge or expense, including any such charge or expense arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs and any cash charges associated with the rollover, acceleration or payout of Equity Interests by management of Holdings or the Seller or any of its direct or indirect Restricted Subsidiaries in connection with the Transactions,

(J)	any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any Investment,

Permitted Acquisition or any sale, conveyance, transfer or other disposition of assets permitted under the Credit Agreement, to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period of any amount so added back to the extent not so indemnified or reimbursed within such 365 days),

(K)	to the extent covered by insurance and actually reimbursed, expenses, charges or losses with respect to liability or casualty events or business interruption,

(L)	any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of Statement on Financial Accounting Standards Nos. 87, 106 and 112, and any other items of a similar nature,

(M)	the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of Borrower, or is merged into, amalgamated or consolidated with Borrower or any of its Restricted Subsidiaries or that Person’s assets are acquired by Borrower or any of its Restricted Subsidiaries (except to the extent required for any calculation of Consolidated EBITDA on a Pro Forma Basis in accordance with Section 1.10),

(N)	any non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under Swap Contracts or other derivative instruments pursuant to Statement of Financial Accounting Standards No. 133,

(O)	the income of any Restricted Subsidiary of the Borrower that is not a Guarantor to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary (which has not been waived) shall be excluded, except (solely to the extent permitted to be paid) to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Restricted Subsidiaries that are Guarantors by such Person during such period in accordance with such documents and regulations,

There shall be excluded from Consolidated Net Income for any period the purchase accounting effects of adjustments in component amounts required or permitted by GAAP (including in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items thereof) and related authoritative pronouncements (including the effects of such adjustments pushed down to the Borrower and the Restricted Subsidiaries), as a result of the Transactions, any acquisition consummated prior to the Closing Date, any Permitted Acquisitions or other Investments, or the amortization or write-off of any amounts thereof.

(b)	plus, without duplication, the following amounts (in each case, to the extent deducted (and not added back) in arriving at such Consolidated Net Income for such period) for such period with respect to Holdings, its Restricted Subsidiaries and the Securitization Subsidiaries that are consolidated entities of Holdings in accordance with GAAP (which shall be determined with respect to any period ending on or prior to the Closing Date in accordance with Section 1.05(b) of the Credit Agreement:

	(i)	total interest expense determined in accordance with GAAP and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations, and costs of surety bonds in connection with financing activities (whether amortized or immediately expensed),

	(ii)	provision for taxes based on income, profits or capital gains of Holdings and the Restricted Subsidiaries, including, without limitation, federal, state, franchise and similar taxes and foreign withholding taxes paid or accrued during such period including penalties and interest related to such taxes or arising from any tax examinations,

(iii)	depreciation and amortization,

(iv)	duplicative running costs, severance, relocation costs or expenses, Transaction Expenses, integration costs, transition costs, pre-opening, opening, consolidation and closing costs for facilities, costs incurred in connection with any non-recurring strategic initiatives, costs incurred in connection with acquisitions and non-recurring product and intellectual property development after the Closing Date, other business optimization expenses (including costs and expenses relating to business optimization programs and new systems design and implementation costs), project start-up costs and restructuring charges or reserves (including restructuring costs related to acquisitions after the Closing Date and to closure/consolidation of facilities, retention charges, systems establishment costs and excess pension charges) in an aggregate amount of all items deducted pursuant to this clause (iv) not to exceed (A) $10,000,000 with respect to the Transaction Expense incurred, accrued or paid after the end of the first full fiscal quarter after the Closing Date and (B) with respect to costs, expenses, charges and reserves (other than Transaction Expenses) (x) $12.5 million for the period from July 1, 2010 to December 31, 2010 and (y) otherwise, $25 million in any other fiscal year; provided that (I) the unused amounts in any fiscal year (without giving effect to any amount carried over from a prior fiscal year) under this clause (y) may be carried over to the next succeeding fiscal year (but not any other fiscal year) and (II) amounts deducted in any fiscal year shall first be deemed to be allocated against the scheduled amount for such fiscal year before giving effect to any carried over amount,

(v)	the amount of any minority interest expense consisting of Restricted Subsidiary income attributable to minority interests of third parties in any non-wholly owned Restricted Subsidiary,

(vi)	the amount of management, monitoring, consulting, transaction and advisory fees and related expenses paid or accrued to the Investors or their Affiliates (or management companies) under the Investor Management Agreement,

(vii)	any costs or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of Holdings or net cash proceeds of an issuance of Equity Interests of Holdings (other than Disqualified Equity Interests),

(viii)	cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (c) below for any previous period and not added back,

(ix)	non-cash expenses, charges and losses (including impairment charges or asset write-offs, losses from investments recorded using the equity method, stock-based awards compensation expense), in each case other than (A) any non-cash charge representing amortization of a prepaid cash item that was paid and not expensed in a prior period and (B) any non-cash charge relating to write-offs, write-downs or reserves with respect to accounts receivable in the normal course or inventory; provided that if any non-cash charges referred to in this clause (ix) represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA in such future period to such extent paid,

(x)	any net loss from discontinued operations,

(xi)	the amount of cost savings, operating expense reductions, other operating improvements and synergies projected by Holdings in good faith to be realized in connection with the Transactions or any Specified Transaction (calculated on a Pro Forma Basis as though such cost savings, operating expense reductions, other operating improvements and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions, other operating improvements and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) a duly completed certificate signed by a Responsible Officer of the Borrower shall be delivered to the Administrative Agent together with the Compliance Certificate required to be delivered pursuant to Section 6.02(a), certifying that (x) such cost savings, operating expense reductions, other operating improvements and synergies are reasonably anticipated to be realized and factually supportable in the good faith judgment of the Borrower, and (y) such actions are to be taken within (I) in the case of any such cost savings, operating expense reductions, other operating improvements and synergies in connection with the Transactions, 18 months after the Closing Date and (II) in all other cases, within 18 months after the consummation of the acquisition, Disposition, restructuring or the implementation of an initiative, which is expected to result in such cost savings, expense reductions, other operating improvements or synergies, (B) no cost savings, operating expense reductions and synergies shall be added pursuant to this clause (xi) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period, (C) to the extent that any cost savings, operating expense reductions, other operating improvements and synergies are not associated with the Transactions or a Specified Transaction following the Closing Date, all steps shall have been taken for realizing such savings, (D) projected amounts (and not yet realized) may no longer be added in calculating Consolidated EBITDA pursuant to this clause (xi) to the extent occurring more than four full fiscal quarters after the specified action taken in order to realize such projected cost savings, operating expense reductions, other operating improvements and synergies and (E) any increase in Consolidated EBITDA as a result of cost savings, operating expense reductions, other operating improvements and synergies pursuant to this clause (xi) shall be subject to the limitations set forth in Section 1.10(c),

	(xii)	proceeds of business interruption insurance,

(c)	minus, without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following:

	(i)	non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period),

(ii) any net gain from discontinued operations,

(iii) the amount of any minority interest income consisting of Restricted Subsidiary losses attributable to minority interests of third parties in any non-wholly owned Restricted Subsidiary; provided that, for the avoidance of doubt, any gain representing the reversal of any non-cash charge referred to in clause (a)(ix)(B) above for a prior period shall be added (together with, without duplication, any amounts received in respect thereof to the extent not increasing Consolidated Net Income) to Consolidated EBITDA in any subsequent period to such extent so reversed (or received), provided that:

(A) to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA currency translation gains and losses related to currency remeasurements of Indebtedness (including the net loss or gain (i) resulting from Swap Contracts for currency exchange risk and (ii) resulting from intercompany indebtedness),

(B) to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period any adjustments resulting from the application of Statement of Financial Accounting Standards No. 133 and International Accounting Standard No. 39 and their respective related pronouncements and interpretations,

(C) to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period any income (loss) for such period attributable to the early extinguishment of (i) Indebtedness, (ii) obligations under any Swap Contracts or (iii) other derivative instruments,

Notwithstanding anything to the contrary contained herein, for purposes of determining Consolidated EBITDA under this Agreement (i) for any period that includes any of the fiscal quarters ended June 30, 2009, September 30, 2009, December 31, 2009 and March 31, 2010, Consolidated EBITDA for such fiscal quarters shall be $71,626,551, $64,069,498, $62,017,229 and $83,659,434, respectively; provided, however, that Consolidated EBITDA for any of the foregoing periods shall be increased by the amount attributable to Returns during such period, if any, made to the Acquired Business with respect to the Target JV Interests which are acquired by Holdings or any Restricted Subsidiary on or after the Closing Date and (ii) calculations of Consolidated EBITDA for the fiscal quarter ending June 30, 2010 shall be made as provided in Schedule 1.01(o) of the Acquisition Agreement subject to, without duplication, the add backs provided for above in this definition.

Consolidated EBITDA

Consolidated Total Net Debt to Consolidated EBITDA	[ ]:1.00

Covenant Requirement	No more than [ ]:1.00

(B)	Interest Coverage Ratio: Consolidated EBITDA to Consolidated Interest Expense

(1)	Consolidated EBITDA

(2)	Consolidated Interest Expense:

the sum, without duplication, of:

(i) the cash interest expense (including that attributable to Capitalized Leases), net of cash interest income, of Holdings, its Restricted Subsidiaries and the Securitization Subsidiaries that are consolidated entities of Holdings, determined on a consolidated basis in accordance with GAAP, with respect to all outstanding Indebtedness of Holdings, its Restricted Subsidiaries and the Securitization Subsidiaries that are consolidated entities of Holdings in accordance with GAAP, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net cash costs under Swap Contracts,

(ii) any cash payments made during such period in respect of obligations referred to in clause (b) below relating to Funded Debt that were amortized or accrued in a previous period,

but excluding,

(a) amortization of deferred financing costs and any other amounts of non-cash interest, (b) the accretion or accrual of discounted liabilities during such period, (c) non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under Swap Contracts or other derivative instruments pursuant to Statement of Financial Accounting Standards No. 133, (d) any cash costs associated with breakage in respect of hedging agreements for interest rates, (e) fees and expenses associated with the consummation of the Transaction, (f) annual agency fees paid to the Administrative Agent and/or Collateral Agent, (g) costs associated with obtaining Swap Contracts and (h) all non-recurring cash interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations and financing fees, all as calculated on a consolidated basis in accordance with GAAP,

Notwithstanding anything to the contrary contained herein, for purposes of determining Consolidated Interest Expense (i) for any period ending prior to the first anniversary of the Closing Date, Consolidated Interest Expense shall be an amount equal to actual Consolidated Interest Expense from the Closing Date through the date of determination multiplied by a fraction the numerator of which is 365 and the denominator of which is the number of days from the Closing Date through the date of determination and (ii) shall exclude the purchase accounting effects described in the last sentence of the definition of “Consolidated Net Income”.

Consolidated EBITDA to Consolidated Interest Expense	[ ]:1.00

Covenant Requirement	No less than [ ]:1.00

(C)	Senior Secured Leverage Ratio: Consolidated Total Senior Secured Indebtedness to Consolidated EBITDA

(1)	Consolidated Total Senior Secured Indebtedness as of [ ], 20[ ]:

(a) At any date of determination, the aggregate principal amount of Indebtedness of Holdings and its Restricted Subsidiaries that are consolidated entities of Holdings in accordance with GAAP outstanding on such date, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transactions or any Permitted Acquisition) consisting of the sum of the following:

(i) Indebtedness for borrowed money

(ii) Attributable Indebtedness

(iii) debt obligations evidenced by promissory notes or similar instruments but excluding,

(a) any portion thereof that is unsecured or that is secured by a Lien on any assets of Holdings or any of its Restricted Subsidiaries that is expressly subordinated to the Liens granted under the Collateral Documents to the Collateral Agent for the benefit of the Secured Parties in all respects,

(b) Indebtedness of the Securitization Subsidiaries,

Consolidated Total Senior Secured Indebtedness shall not include Indebtedness in respect of letters of credit, except to the extent of unreimbursed amounts thereunder; provided that any unreimbursed amount under commercial letters of credit shall not be included as Consolidated Total Senior Secured Indebtedness until three (3) Business Days after such amount is drawn, (ii) obligations under Swap Contracts entered into for non-speculative purposes shall not constitute Consolidated Total Senior Secured Indebtedness and (iii) the aggregate principal amount of the Revolving Credit Facility during any relevant period shall be calculated based on the daily average outstanding amount of the Revolving Credit Loans and the Swing Line Loans during such period.

Consolidated Total Senior Secured Indebtedness

(2)	Consolidated EBITDA

but excluding,

the amount of any Specified Equity Contribution,

Consolidated Total Senior Secured Indebtedness to Consolidated EBITDA	[ ]:1.00

Required Senior Secured Leverage Ratio for pricing level 1	No greater than 3.25:1.00

[SCHEDULE 2

Excess Cash Flow Calculation:

(a)	the sum, without duplication of:

	(i)	Consolidated Net Income for such period,

	(ii)	an amount equal to the amount of all non-cash charges to the extent deducted in arriving at such Consolidated Net Income,

	(iii)	decreases in Consolidated Working Capital and long-term account receivables for such period (other than any such decreases arising from acquisitions or dispositions by Holdings and its Restricted Subsidiaries completed during such period),

	(iv)	an amount equal to the aggregate net non-cash loss on Dispositions by Holdings and its Restricted Subsidiaries during such period (other than sales in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income,

(b)	minus, the sum, without duplication of:

	(i)	all non-cash credits included in arriving at such Consolidated Net Income and cash charges included in the following components of the definition of Consolidated Net Income:

(i) any after-tax effect of extraordinary items (including gains or losses and all fees and expenses relating thereto) for such period, (ii) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income, (iii) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case for any such fee, expense or cost whether or not successful (including, for the avoidance of doubt the effects of expensing all transaction related expenses in accordance with Financial Accounting Standards No. 141(R) and gains or losses associated with FASB Interpretation No. 45), (iv) accruals and reserves that are established or adjusted within twelve months after the Closing Date that are so required to be established as a result of the Transactions in accordance with GAAP or changes as a result of adoption or modification of accounting policies in accordance with GAAP, (v) any net after-tax gains or losses from abandoned, disposed of or discontinued operations, (vi) any net after-tax effect of gains or losses (less all fees, expenses and charges) attributable to asset dispositions or the sale or other disposition of any Equity Interests of any Person in each case other than in the ordinary course of business, as determined in good faith by Holdings, (vii) the net income (loss) for such period of any Person that is not a Subsidiary of Holdings, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting; provided that Consolidated Net Income of Holdings shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents (or to the extent subsequently converted into cash or Cash Equivalents) to Holdings or a Restricted Subsidiary thereof in respect of such period, (viii) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP, (ix) any non-cash compensation charge or expense, including any such charge or expense arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs, and any cash charges associated with the rollover, acceleration or payout of Equity Interests by management of Holdings or the Seller or any of its direct or indirect Restricted Subsidiaries in connection with the Transactions, (x) any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any Investment, Permitted Acquisition or any sale, conveyance, transfer or other disposition of assets permitted under the Credit Agreement, to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period of any amount so added back to the extent not so indemnified or reimbursed within such 365 days), (xi) to the extent covered by insurance and actually reimbursed or with respect to which the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer, but only to the extent that such amount is in fact reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such 365 days), expenses, charges or losses with respect to liability or casualty events or business interruption, (xii) any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of Statement on Financial Accounting Standards Nos. 87, 106 and 112, and any other items of a similar nature and (xiii) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of Borrower, or is merged into, amalgamated or consolidated with Borrower or any of its Restricted Subsidiaries or that Person’s assets are acquired by

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Borrower or any of its Restricted Subsidiaries (except to the extent required for any calculation of Consolidated EBITDA on a Pro Forma Basis in accordance with Section 1.10),

(ii)	without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of Capital Expenditures, acquisitions and other Investments of intellectual property to the extent not expensed or accrued during such period, to the extent that such Capital Expenditures or acquisitions were financed with internally generated cash,

(iii)	the aggregate amount of all principal payments of Indebtedness of Holdings or its Restricted Subsidiaries (including (A) the principal component of payments in respect of Capitalized Leases and (B) the amount of any scheduled repayment of Term Loans pursuant to Section 2.07, any mandatory prepayment pursuant to Section 2.05(b)(ii), to the extent required due to a Disposition that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase but excluding (X) all voluntary prepayments of Term Loans and (Y) all prepayments of Revolving Credit Loans and Swing Line Loans) made during such period, to the extent financed with internally generated cash,

(iv)	the aggregate net non-cash gain on Dispositions by Holdings and its Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income,

(v)	increases in Consolidated Working Capital and long-term account receivables for such period (other than any such increases arising from acquisitions or dispositions by Holdings and its Restricted Subsidiaries during such period),

(vi)	cash payments by Holdings and its Restricted Subsidiaries during such period in respect of long-term liabilities of Holdings and its Restricted Subsidiaries other than Indebtedness,

(vii)	the amount of Investments and acquisitions made during such period pursuant to Section 7.02 (other than Section 7.02(a) or (c)) to the extent that such Investments and acquisitions were financed with internally generated cash,

(viii)	the amount of Restricted Payments paid during such period pursuant to Section 7.06(d), to the extent such Restricted Payments were financed with internally generated cash,

(ix)	the aggregate amount of expenditures actually made by Holdings and its Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period,

5

(x)	the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by Holdings and its Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness,

(xi)	without duplication of amounts deducted from Excess Cash Flow pursuant to clause (b)(ii) above, the aggregate consideration required to be paid in cash by Holdings and its Restricted Subsidiaries pursuant to binding contracts or executed letters of intent (the “Contract Consideration”) entered into prior to or during such period relating to Capital Expenditures, acquisitions or other Investments of intellectual property to the extent not expensed to be consummated or made, in each case during the period of four consecutive fiscal quarters of Holdings following the end of such period, provided that to the extent the aggregate amount of internally generated cash not utilizing the Cumulative Retained Excess Cash Flow Amount actually utilized to finance such Capital Expenditure, acquisition or other Investment during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters,

(xii)	cash taxes (including penalties and interest) or the tax reserves set aside in a prior period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period,

(xiii)	cash expenditures in respect of Swap Contracts during such fiscal year to the extent not deducted in arriving at such Consolidated Net Income,

(xiv)	any payment of cash to be amortized or expensed over a future period and recorded as a long-term asset,

(xv)	restructuring expenses, pension payments or tax contingency payments, in each case made in cash during such period to the extent such payments exceed the amount of restructuring expenses, pension payments or tax contingency payments, as the case may be, that were deducted in determining Consolidated Net Income for such period,

(xvi)	reimbursable or insured expenses incurred during such fiscal year to the extent that reimbursement has not yet been received,

(xvii)	cash expenditures for costs and expenses in connection with acquisitions or Investments, dispositions and the issuance of equity interests or Indebtedness to the extent not deducted in arriving at such Consolidated Net Income,

6

Notwithstanding anything in the definition of any term used in the definition of Excess Cash Flow to the contrary, all components of Excess Cash Flow shall be computed for Holdings and its Restricted Subsidiaries on a consolidated basis.

Excess Cash Flow	]

7

IN WITNESS WHEREOF, the undersigned, solely in his/her capacity as a Responsible Officer of Holdings, has executed this certificate for and on behalf of Holdings and has caused this certificate to be delivered this      day of             , 20[    ].

TRINSEO MATERIALS OPERATING S.A R.L.

By:
Name:
Title:

8

ANNEX A

Second Amendment to Credit Agreement

[see attached]

SECOND AMENDMENT TO CREDIT AGREEMENT

SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of July 28, 2011 (this “Second Amendment”), among TRINSEO MATERIALS OPERATING S.A R.L. (formerly known as STYRON S.A R.L. and to be converted to TRINSEO MATERIALS OPERATING S.C.A. on or around the date hereof), a limited liability company (société à responsabilité limitée) organized under the laws of Luxembourg (the “Borrower”), the Guarantors, DEUTSCHE BANK AG NEW YORK BRANCH (“DBNY”), as administrative agent (in such capacity, the “Administrative Agent”), and each other Lender (as defined below) party hereto.

W I T N E S S E T H:

WHEREAS, the Borrower, the Administrative Agent, the Guarantors party thereto from time to time and each lender from time to time party thereto (the “Lenders”) have entered into a Credit Agreement, dated as of June 17, 2010, as amended by that certain First Amendment dated as of February 2, 2011, (the “Credit Agreement”) (capitalized terms not otherwise defined in this Second Amendment have the same meanings as specified in the Credit Agreement);

WHEREAS, the Borrower desires to amend the Credit Agreement to provide for the addition of parent guarantors and to make certain other amendments to facilitate a reorganization of certain Loan Parties, all as set forth herein;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and receipt of all of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendments to Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 2 hereof, the Loan Parties and the Lenders hereby agree to amend the Credit Agreement as follows:

(a) Amendments to Section 1.01 (Defined Terms).

(i) Section 1.01 of the Credit Agreement is hereby amended by adding in the appropriate alphabetical order the following new definitions:

“Intermediate Holding Company” means Luxco 3.5 and any wholly-owned Subsidiary of Holdings that (i) does not own assets other than issued and outstanding Equity Interests of the Borrower or a parent of the Borrower and (ii) is a Guarantor.

“Irish Transaction Security” means the security and Liens created or expressed to be created under any Collateral Documents governed by Irish law.

“Luxco 3.5” means Trinseo Materials S.à r.l., a Luxembourg limited liability company (société à responsabilité limitée), and any successor thereto permitted under Section 7.04

“Parent Guarantor” means Trinseo S.A. and Styron Luxco S.à r.l., respectively.

“Second Amendment” means the Second Amendment to this Agreement, dated as of July 28, 2011, among the Borrower, the other Loan Parties, Deutsche Bank AG New York Branch, as the Administrative Agent, and the other Lenders party thereto.

“Second Amendment Effective Date” means the first date on which all the conditions precedent in Section 2 of the Second Amendment are satisfied or waived in accordance with Section 2 of the Second Amendment.

“Trust Property” has the meaning set forth in Section 9.01(n).

(ii) Section 1.01 of the Credit Agreement is hereby further amended by restating the definition of “Change of Control” in its entirety as follows:

“Change of Control” shall be deemed to occur if:

(a) at any time prior to a Qualified IPO, any combination of Permitted Holders shall fail to own beneficially (within the meaning of Rule 13d-5 of the Exchange Act as in effect on the Closing Date), directly or indirectly, in the aggregate Equity Interests representing at least a majority of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings;

(b) at any time after a Qualified IPO, (i) any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date), other than any combination of the Investors or any “group” including any Permitted Holders, shall have acquired, directly or indirectly, beneficial ownership of 35% or more on a fully diluted basis of the voting interest in Holdings’ capital stock and the Permitted Holders shall own, directly or indirectly, less than such person or “group” on a fully diluted basis of the voting interest in Holdings’ capital stock or (ii) Continuing Directors shall at any time cease to constitute of a majority of the board of directors of Holdings;

(c) a “change of control” (or similar event) shall occur under the Junior Financing Documentation, Permitted Refinancing Notes Documents, any Indebtedness for borrowed money permitted under Section 7.03 with an aggregate principal amount in excess of the Threshold Amount or any Permitted Refinancing Indebtedness in respect of any of the foregoing with an aggregate principal amount in excess of the Threshold Amount; or

(d) Holdings or one or more Intermediate Holding Companies ceases to own, in the aggregate, 100% of the Equity Interests of the Borrower.

(iii) Section 1.01 of the Credit Agreement is hereby further amended by amending and restating the definition of “Guarantors” in its entirety as follows:

“Guarantors” means each Closing Date Guarantor, those Subsidiaries of Holdings that have issued a Guarantee after the Closing Date pursuant to Section 6.14, those Subsidiaries that have issued a Guarantee of the Obligations after the Closing Date pursuant to Section 6.11 and the Parent Guarantors.”.

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(iv) Section 1.01 of the Credit Agreement is hereby further amended by restating the definition of “Holdings” in its entirety as follows:

“Holdings” means Styron Holding S.à r.l., a Luxembourg limited liability company (société à responsabilité limitée), and any successor thereto permitted under Section 7.04.

(v) Section 1.01 of the Credit Agreement is hereby further amended by restating the definition of “Qualified IPO” in its entirety as follows:

“Qualified IPO” means the issuance by Holdings or any Parent Guarantor of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to a registration statement that has been declared effective by the SEC or approved by any other applicable Governmental Authority in Luxembourg or the United Kingdom.”.

(b) Amendment to Section 6.14 (Further Assurance and Post-Closing Conditions). Section 6.14(a) of the Credit Agreement is hereby restated in its entirety as follows:

“(a) (i) No later than the date specified for such requirement set forth in Schedule 6.14 (subject to extension by the Administrative Agent in its reasonable discretion), each of the Loan Parties and each Restricted Subsidiary that is not an Excluded Subsidiary shall deliver each Collateral Document set forth therein and, if applicable, a Guarantor Joinder, each duly executed by each such Person, together with all documents and instruments required to perfect the security interest of the Administrative Agent in the Collateral (if any) free of any other pledges, security interests or mortgages, except Liens permitted hereunder and, if applicable, to issue the Guaranty, to the extent required pursuant to the Collateral and Guarantee Requirement (including payment of all taxes and duties), (ii) no later than the date specified for such requirement set forth in Schedule 6.14(a)(ii) (subject to extension by the Administrative Agent in its reasonable discretion), each of the Loan Parties, as applicable, shall deliver the Collateral Documents or other documents, instruments or agreements set forth therein and (iii) no later than the date specified for such requirement set forth in Schedule 6.14(a)(iii) (subject to extension by the Administrative Agent in its reasonable discretion), each of the Loan Parties, as applicable, shall deliver the Collateral Documents or other documents, instruments or agreements set forth therein.”.

(c) Amendments to Section 6.19 (Maintenance of Company Separateness). Section 6.19 of the Credit Agreement is hereby restated in its entirety as follows:

“Section 6.19 Maintenance of Company Separateness. Each of the Parent Guarantors will, and Holdings will, and will cause each of its Subsidiaries to, satisfy customary company formalities, including, as applicable, (i) the holding of regular board of directors’ and shareholders’ meetings or action by directors or shareholders without a meeting, (ii) the maintenance of separate company offices and records

3

and (iii) the maintenance of separate bank accounts in its own name. None of the Parent Guarantors nor Holdings or any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which is likely to result in the company existence of any Parent Guarantor or Holdings or any of its Subsidiaries being ignored, or in the assets and liabilities of any Parent Guarantor or Holdings or any of its Subsidiaries being substantively consolidated with those of any other such Person in a bankruptcy, reorganization or other insolvency proceeding.”.

(d) Amendments to Section 7.02 (Investments). Section 7.02(c) of the Credit Agreement is hereby restated as follows:

“(c) Investments (i) by Holdings in the Borrower, Styron Investment Holdings Ireland, Styron Materials Ireland and any Intermediate Holding Company, (ii) by the Borrower or any Restricted Subsidiary in any Loan Party (other than a Parent Guarantor) and (iii) by any Restricted Subsidiary that is not a Loan Party in any other Restricted Subsidiary that is not a Loan Party;”.

(e) Amendments to Section 7.14 (Permitted Activities). Section 7.14 of the Credit Agreement is hereby restated in its entirety as follows:

“With respect to each Parent Guarantor and Holdings, engage in any material operating or business activity; provided, that the following shall be permitted in any event: (i) (x) in the case of Trinseo S.A., its ownership of the Equity Interests of Styron Luxco S.à r.l., (y) in the case of Styron Luxco S.à r.l., its ownership of the Equity Interests of Holdings and (z) in the case of Holdings, its ownership of the Equity Interests of the Borrower, Styron Investment Holdings Ireland, Styron Materials Ireland and any Intermediate Holding Company, (ii) the maintenance of its respective legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (iii) the performance of its respective obligations with respect to the Loan Documents and any other Indebtedness, (iv) any public offering of its Equity Interests or any other issuance or sale of its Equity Interests, (v) financing activities, including the issuance of securities, incurrence of debt, payment of dividends, and (x) in the case of Trinseo S.A., making contributions to the capital of Styron Luxco S.à r.l. and guaranteeing the obligations of the Borrower and its Restricted Subsidiaries, (y) in the case of Styron Luxco S.à r.l., making contributions to the capital of Holdings and guaranteeing the obligations of the Borrower and its Restricted Subsidiaries, and (z) in the case of Holdings, making contributions to the capital of Styron Investment Holdings Ireland, any Intermediate Holding Company and the Borrower and guaranteeing the obligations of the Borrower and its Restricted Subsidiaries and providing a performance guaranty in connection with a Permitted Securitization, (vi) participating in tax, accounting and other administrative matters as a member of the consolidated group of the Parent Guarantors, Holdings and the Borrower, (vii) holding any cash or property (but not operate any property), (viii) providing indemnification to officers and directors and (ix) any activities incidental to the foregoing. Notwithstanding anything herein to the

4

contrary, neither any Parent Guarantor nor Holdings shall incur any consensual Liens on Equity Interests of its direct Subsidiary other than those for the benefit of the Obligations and neither any Parent Guarantor nor Holdings shall own any Equity Interests other than those of its direct Subsidiary (unless such Equity Interests are promptly contributed to the Borrower).”.

(f) Amendment to Section 7.16 (Limitation on Creation of Subsidiaries). Section 7.16(a) of the Credit Agreement is hereby restated in its entirety as follows:

“(a) Holdings will not, and will not permit any of its Restricted Subsidiaries to, establish, create or acquire after the Closing Date any Subsidiary, provided that (x) Holdings shall be permitted to establish and create Styron Investment Holdings Ireland, Styron Materials Ireland and each Intermediate Holding Company and (y) the Borrower and each Restricted Subsidiary that is a Loan Party shall be permitted to establish, create and, to the extent permitted by this Agreement, acquire Restricted Subsidiaries, so long as, in each case, (i) at least five (5) days’ prior written notice thereof is given to the Administrative Agent (or such shorter period of time as is acceptable to the Administrative Agent in any given case), (ii) the capital stock or other Equity Interests of such new Subsidiary are promptly pledged pursuant to, and to the extent required by, Section 6.11 of this Agreement and the relevant Collateral Documents and the certificates, if any, representing such stock or other Equity Interests, together with stock or other appropriate powers duly executed in blank, are delivered to the Collateral Agent, (iii) each such new wholly-owned Restricted Subsidiary executes a Guarantor Joinder to this Agreement and joinders to the applicable Collateral Documents, and (iv) each such new wholly-owned Subsidiary, to the extent requested by the Administrative Agent or the Required Lenders, takes all actions required pursuant to Section 6.11. In addition, each new Subsidiary that is required to execute any Loan Document shall execute and deliver, or cause to be executed and delivered, all other relevant documentation (including opinions of counsel) of the type described in Section 4.01 as such new Subsidiary would have had to deliver if such new Subsidiary were a Loan Party on the Closing Date.”

(g) Amendment to Schedules. The Credit Agreement is hereby further amended by adding a new Schedule 6.14(a)(iii) thereto in the form of Exhibit A hereto.

5

SECTION 2. Conditions of Effectiveness of the Second Amendment. The Second Amendment shall become effective on the date when the Administrative Agent shall have received (i) the duly executed signature page from the Required Lenders and the Borrower, and (ii) a duly executed Guarantor Joinder from each of Trinseo S.A., Styron Luxco S.à r.l., and Styron Investment Holdings Ireland.

SECTION 3. Representations and Warranties. The Borrower and each of the other Loan Parties represent and warrant as follows as of the date hereof and as of the Second Amendment Effective Date:

(a) The execution, delivery and performance by each Loan Party of this Second Amendment are within such Loan Party’s corporate or other powers and have been duly authorized by all necessary corporate or other organizational action. Neither the execution, delivery and performance by each Loan Party of this Second Amendment will (a) contravene the terms of such Person’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien upon any of the property or assets of the Borrower or any of the Restricted Subsidiaries (other than as permitted by Section 7.01 of the Credit Agreement), or require any payment under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Restricted Subsidiaries or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any applicable material Law, except to the extent that any such breach, contravention or payment (but not the creation of any Lien) referred to in clause (b)(i) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) This Second Amendment has been duly executed and delivered by each Loan Party that is a party to the Loan Documents and constitutes a legal, valid and binding obligation of each Loan Party that is a party hereto or thereto, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

(c) Upon the effectiveness of this Second Amendment, and both before and immediately after giving effect to this Second Amendment, no Default or Event of Default exists.

(d) Each of the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement and each other Loan Document immediately before and after giving effect to this Second Amendment is true and correct in all material respects on and as of the date hereof; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they are true and correct in all material respects as of such earlier date.

SECTION 4. Reference to and Effect on the Credit Agreement and the Loan Documents.

(a) On and after the Second Amendment Effective each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Second Amendment.

(b) The Credit Agreement and each of the other Loan Documents, as specifically amended by this Second Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case, as amended by this Second Amendment.

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(c) The execution, delivery and effectiveness of any part of this Second Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. On and after the effectiveness of this Second Amendment, this Second Amendment shall for all purposes constitute a Loan Document.

SECTION 5. Execution in Counterparts. This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or electronic transmission of an executed counterpart of a signature page to this Second Amendment shall be effective as delivery of an original executed counterpart of this Second Amendment.

SECTION 6. Governing Law. This Second Amendment shall be governed by, and construed in accordance with, the law of the State of New York (without regard to conflict of laws principles other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

[The remainder of this page is intentionally left blank]

7

Exhibit A to

Second Amendment to Credit Agreement

Schedule 6.14(a)(iii)

Second Amendment Post-Closing Requirements

All deadlines specified below shall be capable of being extended by the Collateral Agent (acting in its sole discretion), provided that no deadline shall be capable of being extended if strict compliance with such deadline is necessary in connection with any statutory or other legal requirement, any legal perfection period or compliance with any other obligation or requirement.

Ireland

No later than ten (10) Business Days following the Second Amendment Effective Date, the Collateral Agent shall have received:

1.	Security over shares deed by and among Styron Holding, S.à r.l., Trinseo S.A., Styron Netherlands B.V. and the Collateral Agent, relating to shares in Styron Materials Ireland; and

2.	Opinion of William Fry, Irish counsel to the Administrative Agent, with respect to the security over shares deed relating to shares in Styron Materials Ireland.

Luxembourg

A.	As of the Second Amendment Effective Date, the Collateral Agent shall have received:

1.	Joinder Agreement between Trinseo S.A. and the Collateral Agent; and

2.	Joinder Agreement between Styron Luxco S.à r.l. and the Collateral Agent.

B.	No later than two (2) Business Days following the Second Amendment Effective Date, the Collateral Agent shall have received:

1.	Pledge of Bank Account between Trinseo S.A. and the Collateral Agent;

2.	Secretary Certificate of Trinseo S.A.;

3.	Pledge of Shares between Trinseo S.A. and the Collateral Agent, with respect to shares in Styron Luxco S.à r.l;

4.	Pledge of Bank Account between Styron Luxco S.à r.l. and the Collateral;

5.	Secretary Certificate of Styron Luxco S.à r.l.;

6.	Pledge of Shares between Styron Holdings S.à r.l. and the Collateral Agent, with respect to Trinseo Materials S.à r.l.;

7.	Pledge of Bank Account between Trinseo Materials S.à r.l. and the Collateral Agent;

8.	Any amendment, restatement or release agreement or any other documents or agreements deemed necessary by the Collateral Agent between Styron Holdings S.à r.l, the Borrower, Trinseo Materials S.à r.l., and the Collateral Agent, as the case may be, in respect of the pledge created over the shares in the Borrower;

9.	Secretary Certificate of Trinseo Materials S.à r.l.;

10.	Opinion of NautaDutilh, Luxembourg counsel to the Administrative Agent, with respect to items 1 through 9 above; and

11.	Opinion of Loyens & Loeff, Luxembourg counsel to the Loan Parties, with respect to items 1 through 9 above.

C.	No later than ten (10) Business Days following the Second Amendment Effective Date, the Collateral Agent shall have received:

1.	Resolutions of Trinseo S.A. and Styron Holdings, S.à r.l. with respect to the Irish Security Over Shares; and

2.	Opinion of Loyens & Loeff, Luxembourg counsel to the Loan Parties, with respect to the Irish Security over Shares.

D.	Each Parent Guarantor shall from time to time duly execute and deliver to the Administrative Agent such other Collateral Documents together with all documents and instruments required to perfect the security interest of the Administrative Agent in the Collateral free of any other pledges, security interests or mortgages, except Liens permitted in the Credit Agreement, as would be required as if any such Parent Guarantor were a Guarantor that is a Subsidiary of Holdings.

Netherlands

A.	No later than ten (10) Business Days following the Second Amendment Effective Date, the Collateral Agent shall have received:

1.	Resolutions of Styron Netherlands B.V. with respect to the Irish Security Over Shares; and

2.	Opinion of NautaDutilh, Dutch counsel to the Administrative Agent, with respect to the Irish Security over Shares.

9

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

TRINSEO MATERIALS OPERATING S.A R.L., as the Borrower

a Société à responsabilité limitée
Registered office: 9A rue Gabriel Lippmann)
L-5365 Munsbach, Luxembourg
Share Capital: USD 1,551,436.56
R.C.S. Luxembourg : B 153.586

By:
Name:
Title:

STYRON LLC, as a Guarantor

By:
Name:
Title:

STYRON US HOLDING, INC. as a Guarantor

By:
Name:
Title:

[Signature Page to Second Amendment to Credit Agreement]

Executed by STYRON AUSTRALIA PTY LTD ACN 141 196 330 in accordance with section 127 of the Corporations Act 2001 (Cth):

Signature of sole director

Full name of sole director

[Signature Page to Second Amendment to Credit Agreement]

STYRON BELGIUM BVBA,
as a Guarantor

By:
	Name:	Frans Hordies
	Title:	Director/Attorney-in-fact

STYRON CANADA ULC, as a Guarantor

Per:
	Name:	Paul Moyer
	Title:	President and Secretary

STYRON FRANCE SAS, as a Guarantor

By:	Christian Page

STYRON DEUTSCHLAND GMBH, as a Guarantor

By:
	Name:	Ralf Irmert
	Title:	Managing Director

BAIN CAPITAL EVEREST HOLDING 2
GMBH, as a Guarantor

By:
	Name:	Michel Plantevin
	Title:	Managing Director

STYRON DEUTSCHLAND RUBBER GMBH, as a Guarantor

By:
	Name:	Michel Plantevin
	Title:	Managing Director

[Signature Page to Second Amendment to Credit Agreement]

STYRON DEUTSCHLAND
ANLAGENGESELLSCHAFT MBH,
as a Guarantor

By:
	Name:	Hans-Heinrich Neuhaus
	Title:	Managing Director

[Signature Page to Second Amendment to Credit Agreement]

IN WITNESS WHEREOF, Styron (Hong Kong) Limited has caused this Second Amendment to be duly executed and delivered as a deed, as of the date first above written.

STYRON (HONG KONG) LIMITED

SEALED with the COMMON SEAL of STYRON (HONG KONG) LIMITED and SIGNED by , a director, in the presence of:

[Signature of Director]

Director

[Signature of Witness]

Name of Witness:

Address of Witness:

Occupation of Witness:

[Signature Page to Second Amendment to Credit Agreement]

IN WITNESS WHEREOF Styron Materials Ireland and Styron Investment Holdings Ireland have duly executed, and delivered as a deed, this Second Amendment Agreement.

Given under the Common Seal of
STYRON MATERIALS IRELAND

Director

Alternate Director

Given under the Common Seal of
STYRON INVESTMENT HOLDINGS IRELAND

Director

Alternate Director

[Signature Page to Second Amendment to Credit Agreement]

STYRON ITALIA S.R.L.,
as a Guarantor

By:
Name:	Fabio Cataldi
Title:	Managing Director

TRINSEO MATERIALS OPERATING S.A
R.L., as a Guarantor

a Société à responsabilité limitée
Registered office: 9A rue Gabriel Lippmann)
L-5365 Munsbach, Luxembourg
Share Capital: USD 1,551,436.56
R.C.S. Luxembourg: B 153.586

By:
Name:
Title:

STYRON HOLDING S.À R.L., as a Guarantor

a Société à responsabilité limitée
Registered office: 9A rue Gabriel Lippmann) L-
5365 Munsbach, Luxembourg
Share Capital: USD 660,834.12
R.C.S. Luxembourg: B 153.582

By:
Name:
Title:

[Signature Page to Second Amendment to Credit Agreement]

STYRON FINANCE LUXEMBOURG S.À R.L.,
as a Guarantor

a Société à responsabilité limitée
Registered office: 40 avenue Monterey, L-2163
Luxembourg, Luxembourg
Share Capital: USD 25,001.
R.C.S. Luxembourg: B 151.012

By:
Name:
Title:

[Signature Page to Second Amendment to Credit Agreement]

STYRON HOLDING B.V.,
as a Guarantor

By:
	Name:	Frans Kempenaars
	Title:	Director

STYRON NETHERLANDS B.V., as a Guarantor

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Second Amendment to Credit Agreement]

The Common Seal of             )

STYRON HOLDINGS ASIA PTE. LTD.         )

was hereunto affixed in accordance with its         )

Articles of Association:             )

Director

Director/Secretary

Address:

Fax No:

Attention:

[Signature Page to Second Amendment to Credit Agreement]

The Common Seal of             )

STYRON SINGAPORE PTE. LTD.     )

was hereunto affixed in accordance with its         )

Articles of Association:             )

Director

Director/Secretary

Address:

Fax No:

Attention:

[Signature Page to Second Amendment to Credit Agreement]

STYRON SVERIGE AB,
as a Guarantor

By:
	Name:	Erkki Kesti,
	Title:	Authorised Signatory

STYRON EUROPE GMBH, as a Guarantor

By:
	Name:	Marco Levi
	Title:	Managing Officer

STYRON UK LIMITED, as a Guarantor

By:
	Name:	Marco Levi
Title:

STYRON SPAIN S.L., Sociedad Unipersonal as a Guarantor

By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH,
as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

SIGNATURE PAGE TO THE SECOND AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG TRINSEO MATERIALS OPERATING S.A R.L., THE GUARANTORS, DEUTSCHE BANK AG NEW YORK BRANCH, AS ADMINISTRATIVE AGENT, AND THE OTHER LENDERS PARTY THERETO

[NAME OF INSTITUTION], as a Consenting Lender:

By:
Name:
Title:

By:
Name:
Title:

ANNEX B

GUARANTOR CONSENT AND REAFFIRMATION

August 9, 2012

Reference is made to (a) the Credit Agreement dated as of June 17, 2010 (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), among TRINSEO MATERIALS OPERATING S.C.A. (formerly known as STYRON S.A R.L. and TRINSEO MATERIALS OPERATING S.A R.L.), a partnership limited by shares (société en commandite par actions) organized under the laws of Luxembourg (the “Borrower”), the Guarantors party thereto from time to time, DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent and Collateral Agent, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and DEUTSCHE BANK AG NEW YORK BRANCH, as L/C Issuer and Swing Line Lender and (b) the Fourth Amendment, dated as of August 9, 2012 (“Fourth Amendment”), to the Credit Agreement attached as Exhibit A hereto. Capitalized terms used but not otherwise defined in this Guarantor Consent and Reaffirmation (this “Consent”) are used with the meanings attributed thereto in Fourth Amendment.

Each Guarantor hereby consents to the execution, delivery and performance of the Fourth Amendment and agrees that each reference to the Credit Agreement in the Loan Documents shall, on and after the Fourth Amendment Effective Date be deemed to be a reference to the Credit Agreement as amended by Fourth Amendment.

Each Guarantor hereby acknowledges and agrees that, after giving effect to each and all parts of the Fourth Amendment, all of its respective obligations and liabilities under the Loan Documents to which it is a party, as such obligations and liabilities have been amended by each and all parts of the Fourth Amendment, are, subject to such Guarantors limitations in accordance with Article XI (Guarantee) of the Credit Agreement, reaffirmed, and remain in full force and effect.

After giving effect to each and all parts of the Fourth Amendment, each Guarantor reaffirms each Lien granted by it to the Collateral Agent for the benefit of the Secured Parties under each of the Loan Documents to which it is a party, which Liens were always intended by the parties to secure the Obligations as amended from time to time (including any increases thereof) and shall continue in full force and effect during the term of the Credit Agreement as amended by each and all parts of the Fourth Amendment, and shall continue to secure the Obligations (after giving effect to each and all parts of the Fourth Amendment and including any increase of such Obligations), in each case, on and subject to the terms and conditions set forth in the Credit Agreement, as amended by each and al parts of the Fourth Amendment, and the other Loan Documents.

Nothing in this Consent shall create or otherwise give rise to any right to consent on the part of the Guarantors to the extent not required by the express terms of the Loan Documents.

This Consent is a Loan Document and shall be governed by, and construed and interpreted in accordance with, the law of the state of New York (without regard to conflict of laws principles other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

This Consent may be executed in counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Consent as of the date first set forth above.

[NAMES OF GUARANTORS]

By:
Name:
Title:

Exhibit A to

Guarantor Consent and Reaffirmation

Fourth Amendment to the Credit Agreement

[see attached]